UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 23, 2018

SCHNEIDER NATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-38054	39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3101 South Packerland Drive
Green Bay, WI 54313
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (920) 592-2000
_____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders.
On April 23, 2018, Schneider National, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company's shareholders voted on the following proposals:

•	The election of nine directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;

•	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	An advisory vote to approve the compensation of the Company’s named executive officers; and

•	An advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.
As of the February 22, 2018 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 83,029,500 shares of the Company’s Class A common stock were outstanding and eligible to vote with an aggregate of 830,295,000 votes; and 93,885,659 shares of the Company’s Class B common stock were outstanding and eligible to vote with an aggregate of 93,885,659 votes. Approximately 98.68% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:
Election of Directors
 The shareholders elected the individuals named in the table below as directors to serve until the next annual meeting and until their successors are duly elected and qualified. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mary P. DePrey	881,559,449	21,178,914	9,267,695
Thomas A. Gannon	878,992,101	23,746,262	9,267,695
James R. Giertz	900,157,282	2,581,081	9,267,695
Adam P. Godfrey	888,398,808	14,339,555	9,267,695
Robert W. Grubbs	888,295,208	14,443,155	9,267,695
Norman E. Johnson	888,119,160	14,619,203	9,267,695
Christopher B. Lofgren	890,618,889	12,119,474	9,267,695
Daniel J. Sullivan	888,398,705	14,339,658	9,267,695
Kathleen M. Zimmermann	878,829,204	23,909,159	9,267,695
Ratify Appointment of Deloitte & Touch LLP for 2018
 The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
911,608,970	295,943	101,145

Advisory Vote to Approve Executive Compensation
The shareholders approved the compensation of the Company’s named executive officers as disclosed in the proxy statement. The results of the advisory vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
902,247,624	388,599	102,140	9,267,695
Advisory Vote on the Frequency of the Advisory Shareholder Vote on Executive Compensation
The shareholders expressed a preference that an advisory vote on the compensation of the Company’s named executive officers occur every year. The results of the advisory vote were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
901,066,065	21,191	1,551,319	99,788	9,267,695
In accordance with the results of this vote, the Board of Directors of the Company determined to implement an advisory shareholder vote to approve the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of the advisory shareholder vote on the compensation of the Company’s named executive officers.
ITEM 8.01.    Other Events.
On April 24, 2018, the Company announced that its Board of Directors had approved a quarterly cash dividend for the second fiscal quarter of 2018 in the amount of $0.06 per share to holders of the Company’s Class A and Class B common stock. The dividend is payable to the Company’s shareholders of record as of the close of business as of June 15, 2018, and is expected to be paid on July 9, 2018.
ITEM 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
Exhibit No.    Description of Exhibit
99.1        Press release dated April 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: April 24, 2018	By: /s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Executive Vice President, General Counsel and Corporate Secretary